                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                      ----------------------------------




                                   FORM 8-K



                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                                    of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  March 13, 2002
                                                          --------------



                     Non-Invasive Monitoring Systems, Inc.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    FLORIDA
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


               0-13176                                59-2007840
       ------------------------                   -------------------
       (Commission File Number)                    (I.R.S. Employer
                                                  Identification No.)


         1840 West Avenue Miami Beach, Florida            33139
       ----------------------------------------           -----
       (Address of principal executive offices)         (Zip Code)


       Registrant's telephone number, including area code: (305) 534-3694
                                                           --------------


                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


Item 5.    Other Events.
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Non-Invasive Monitoring Systems, Inc. (the "Company" or "NIMS") announced that it closed a private placement offering that raised a total of approximately $1.5 million dollars on the sale of approximately 7.5 million new shares of common stock of the Company plus five year options to purchase additional shares of common stock of the Company. The directors and officers of the Company purchased approximately 2 million shares plus five year options to purchase additional shares of the Company accounting for approximately $400,000 of the $1.5 million dollars raised.

NIMS also announced that seven market-ready AT101 passive-exerciser devices are scheduled to be delivered later this month. The patented AT101 will be registered with the FDA in April and will be marketed worldwide by Acceleration Therapeutics(TM), a recently created and wholly owned division of NIMS.

The Company's press release with respect to the private placement offering and the AT101 is attached hereto as Exhibit 99.1.


Item 7.      Financial Statements and Exhibits.


             (c)    Exhibits


             Exhibit No.         Description
             -----------         -----------

                99.1 Press Release of Non-Invasive Monitoring Systems, Inc., dated March 13, 2002


                                       2
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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           NON-INVASIVE MONITORING SYSTEMS, INC.



Dated: March 21, 2002                                 /s/ Marvin A. Sackner
                                                   --------------------------
                                                         Marvin A. Sackner,
                                                       Chairman of the Board

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                                 EXHIBIT INDEX
                                 -------------

Exhibit No.         Description
-----------         -----------

   99.1 Press Release of Non-Invasive Monitoring Systems, Inc., dated March 13, 2002